                                                               EXHIBIT 99.1(T3C)

                                                                  EXECUTION COPY

                           ARCHIBALD CANDY CORPORATION

                                   as obligor

                                   $50,000,000

                     10% Secured Subordinated Notes due 2007

                                And Guaranteed by

                           LAURA SECORD HOLDINGS CORP.

                                       and

                      ARCHIBALD CANDY (CANADA) CORPORATION

                        ---------------------------------

                                    INDENTURE

                          Dated as of November 1, 2002

                        ---------------------------------

                           BNY MIDWEST TRUST COMPANY,

                                     Trustee

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                                                                  EXECUTION COPY

                           CROSS REFERENCE TABLE HERE*

TRUST INDENTURE                                                        INDENTURE
  ACT SECTION                                                           SECTION
---------------                                                        ---------
310(a)(1) --------------------------------------------------------     7.10
   (a)(2) --------------------------------------------------------     7.10
   (a)(3) --------------------------------------------------------     7.13
   (a)(4) --------------------------------------------------------     N.A.
   (a)(5) --------------------------------------------------------     7.10
   (b) -----------------------------------------------------------     7.8; 7.10
   (c)------------------------------------------------------------     N.A.
311(a)------------------------------------------------------------     7.11
   (b) -----------------------------------------------------------     7.11
   (c)------------------------------------------------------------     N.A.
312(a)------------------------------------------------------------     2.5
   (b) -----------------------------------------------------------     12.3
   (c)------------------------------------------------------------     12.3
313(a)------------------------------------------------------------     7.6
   (b)(1)---------------------------------------------------------     7.6
   (b)(2)---------------------------------------------------------     7.6
   (c)------------------------------------------------------------     7.6
   (d) -----------------------------------------------------------     7.6
314(a)------------------------------------------------------------     4.3; 4.4
   (b) -----------------------------------------------------------     10.2
   (c)(1) --------------------------------------------------------     12.4
   (c)(2) --------------------------------------------------------     12.4
   (c)(3) --------------------------------------------------------     N.A.
   (d) -----------------------------------------------------------     10.3
   (e)------------------------------------------------------------     12.5
   (f)------------------------------------------------------------     12.5
315(a)------------------------------------------------------------     7.1(2)
   (b) -----------------------------------------------------------     7.5
   (c)------------------------------------------------------------     7.1(1)
   (d) -----------------------------------------------------------     7.1(3)
   (e)------------------------------------------------------------     6.11
316(a)(last sentence)---------------------------------------------     2.9
   (a)(1)(A) -----------------------------------------------------     6.5
   (a)(1)(B) -----------------------------------------------------     6.4
   (a)(2)---------------------------------------------------------     N.A.
   (b) -----------------------------------------------------------     9.2
   (c)------------------------------------------------------------     9.4
317(a)(1) --------------------------------------------------------     6.8
   (a)(2) --------------------------------------------------------     6.9
   (b) -----------------------------------------------------------     2.4

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
318(a)------------------------------------------------------------     12.1
   (b)------------------------------------------------------------     N.A.
   (c)------------------------------------------------------------     12.1

     N.A. means not applicable.

     *This Cross-Reference Table is not part of the Indenture.

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                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

  Section 1.1.   Definitions...............................................................................1
  Section 1.2.   Other Definitions........................................................................14
  Section 1.3.   Incorporation By Reference Of Trust Indenture Act........................................14

ARTICLE 2
THE NOTES

  Section 2.1.   Form and Dating..........................................................................15
  Section 2.2.   Execution and Authentication.............................................................16
  Section 2.3.   Registrar, Paying Agent and Depository...................................................16
  Section 2.4.   Paying Agent to Hold Money in Trust......................................................17
  Section 2.5.   Holder Lists.............................................................................17
  Section 2.6.   Transfer and Exchange....................................................................17
  Section 2.7.   Replacement Notes........................................................................21
  Section 2.8.   Outstanding Notes........................................................................21
  Section 2.9.   Treasury Notes...........................................................................21
  Section 2.10.  Temporary Notes..........................................................................22
  Section 2.11.  Cancellation.............................................................................22
  Section 2.12.  Defaulted Interest.......................................................................22
  Section 2.13.  Legends..................................................................................23
  Section 2.14.  Election to Pay Interest in Kind.........................................................23
  Section 2.15.  CUSIP Numbers............................................................................23

ARTICLE 3
REDEMPTION

  Section 3.1.   Notices to Trustee.......................................................................24
  Section 3.2.   Selection Of Notes To Be Redeemed........................................................24
  Section 3.3.   Notice of Redemption.....................................................................24
  Section 3.4.   Effect of Notice of Redemption...........................................................25
  Section 3.5.   Deposit of Redemption Price..............................................................25
  Section 3.6.   Notes Redeemed in Part...................................................................26
  Section 3.7.   Optional Redemption......................................................................26

ARTICLE 4
COVENANTS

  Section 4.1.   Payment of Notes.........................................................................26
  Section 4.2.   Maintenance of Office or Agency..........................................................26
  Section 4.3.   Reports..................................................................................27
  Section 4.4.   Compliance Certificate...................................................................27

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
  Section 4.5.   Taxes....................................................................................28
  Section 4.6.   Stay, Extension and Usury Laws...........................................................28
  Section 4.7.   Limitation on Restricted Payments........................................................28
  Section 4.8.   Limitation on Restrictions on Subsidiary Dividends.......................................30
  Section 4.9.   Limitation On Incurrence Of Indebtedness.................................................31
  Section 4.10.  Limitation On Asset Sales................................................................32
  Section 4.11.  Limitation on Transactions with Affiliates...............................................35
  Section 4.12.  Limitation on Liens......................................................................36
  Section 4.13.  Corporate Existence......................................................................36
  Section 4.14.  Repurchase Upon a Change of Control......................................................36
  Section 4.15.  Maintenance of Properties................................................................38
  Section 4.16.  Maintenance of Insurance.................................................................38
  Section 4.17.  Restrictions on Sale And Issuance of Subsidiary Stock....................................38
  Section 4.18.  Line of Business.........................................................................38
  Section 4.19.  Compliance with Laws.....................................................................38
  Section 4.20.  Environmental............................................................................39
  Section 4.21.  Change in Location of Chief Executive Office.............................................39

ARTICLE 5
SUCCESSORS

  Section 5.1.   When the Company May Merge, etc..........................................................39
  Section 5.2.   Successor Substituted....................................................................40

ARTICLE 6
DEFAULTS AND REMEDIES

  Section 6.1.   Events of Default........................................................................40
  Section 6.2.   Acceleration.............................................................................43
  Section 6.3.   Other Remedies...........................................................................44
  Section 6.4.   Waiver of Past Defaults..................................................................44
  Section 6.5.   Control by Majority......................................................................44
  Section 6.6.   Limitation on Suits......................................................................44
  Section 6.7.   Rights of Holders to Receive Payment.....................................................45
  Section 6.8.   Collection Suit by Trustee...............................................................45
  Section 6.9.   Trustee May File Proofs of Claim.........................................................45
  Section 6.10.  Priorities...............................................................................46
  Section 6.11.  Undertaking for Costs....................................................................46

ARTICLE 7
TRUSTEE

  Section 7.1.   Duties of Trustee........................................................................46
  Section 7.2.   Rights of Trustee........................................................................48
  Section 7.3.   Individual Rights of Trustee.............................................................50
  Section 7.4.   Trustee's Disclaimer.....................................................................50
  Section 7.5.   Notice of Defaults.......................................................................50

  Section 7.6.   Reports by Trustee to Holders............................................................50
  Section 7.7.   Compensation and Indemnity...............................................................51
  Section 7.8.   Replacement of Trustee...................................................................51
  Section 7.9.   Successor Trustee by Merger, etc.........................................................53
  Section 7.10.  Eligibility; Disqualification............................................................53
  Section 7.11.  Preferential Collection of Claims Against Company........................................53
  Section 7.12.  Appointment as Fonde de Pouvoir..........................................................53
  Section 7.13.  Appointment of Canadian Co-Trustee.......................................................54

ARTICLE 8
DISCHARGE OF INDENTURE

  Section 8.1.   Termination of Company's Obligations.....................................................55
  Section 8.2.   Application of Trust Money...............................................................57
  Section 8.3.   Repayment to the Company.................................................................57
  Section 8.4.   Reinstatement............................................................................57

ARTICLE 9
AMENDMENTS

  Section 9.1.   Without Consent of Holders...............................................................58
  Section 9.2.   With Consent of Holders..................................................................58
  Section 9.3.   Compliance With Trust Indenture Act......................................................60
  Section 9.4.   Revocation and Effect of Consents........................................................60
  Section 9.5.   Notation on or Exchange of Notes.........................................................60
  Section 9.6.   Trustee to Sign Amendments, etc..........................................................60
  Section 9.7.   Payments for Consent.....................................................................61

ARTICLE 10
COLLATERAL AND SECURITY AND GUARANTY

  Section 10.1.  Collateral Documents.....................................................................61
  Section 10.2.  Opinions.................................................................................62
  Section 10.3.  Release of Collateral....................................................................62
  Section 10.4.  Disposition of Collateral without Release................................................62
  Section 10.5.  Authorization of Actions to be Taken by the Trustee under the Security Documents.........63
  Section 10.6.  Authorization of Receipt of Funds by the Trustee under the Security Documents............64
  Section 10.7.  Guaranty.................................................................................64
  Section 10.8.  Limitation on Guarantor's Liability......................................................66
  Section 10.9.  Rights Under the Guaranty................................................................66
  Section 10.10. Primary Obligations......................................................................67
  Section 10.11. Release of Guarantors....................................................................67
  Section 10.12. Guarantee of Archibald Candy (Canada) and LS Holdings....................................67

ARTICLE 11
SUBORDINATION

  Section 11.1.  Agreement to Subordinate.................................................................67
  Section 11.2.  Liquidation; Dissolution; Bankruptcy.....................................................68
  Section 11.3.  Default on Senior Debt...................................................................68
  Section 11.4.  Acceleration of Notes; Remedies; Amendments..............................................69
  Section 11.5.  When Distribution Must Be Paid Over......................................................71
  Section 11.6.  Amendments...............................................................................71
  Section 11.7.  Subrogation..............................................................................71
  Section 11.8.  Relative Rights..........................................................................72
  Section 11.9.  Subordination May Not Be Impaired by Company.............................................72
  Section 11.10. Distribution or Notice to Representative.................................................72
  Section 11.11. Right of Trustee and Paying Agent........................................................72
  Section 11.12. Authorization to Effect Subordination....................................................73
  Section 11.13. Covenants................................................................................73
  Section 11.14. Trustee Not Fiduciary for Holders of Senior Indebtedness.................................74

ARTICLE 12
MISCELLANEOUS

  Section 12.1.  Trust Indenture Act Controls.............................................................74
  Section 12.2.  Notices..................................................................................74
  Section 12.3.  Communication by Holders with Other Holders..............................................75
  Section 12.4.  Certificate And Opinion As To Conditions Precedent.......................................75
  Section 12.5.  Statements Required In Certificate or Opinion............................................76
  Section 12.6.  Rules by Trustee and Agents..............................................................76
  Section 12.7.  Legal Holidays...........................................................................76
  Section 12.8.  No Recourse Against Others...............................................................76
  Section 12.9.  Governing Law............................................................................77
  Section 12.10. No Adverse Interpretation of Other Agreements............................................77
  Section 12.11. Successors...............................................................................78
  Section 12.12. Severability.............................................................................78
  Section 12.13. Counterpart Originals....................................................................78
  Section 12.14. Table of Contents, Heading, etc..........................................................78

                                                                  EXECUTION COPY

     INDENTURE, dated as of November 1, 2002, among ARCHIBALD CANDY CORPORATION, a Delaware corporation (the "Company"), LAURA SECORD HOLDINGS CORP., a Delaware corporation ("LS Holdings"), as a Guarantor of the Notes, ARCHIBALD CANDY (CANADA) CORPORATION, a Canadian corporation, ("Archibald Candy (Canada)") as a Guarantor of the Notes, and BNY MIDWEST TRUST COMPANY, an Illinois trust company, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 10% Secured Subordinated Notes due 2007.

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   DEFINITIONS.

     "ACQUIRED DEBT" means, with respect to the Company or a Restricted Subsidiary, Indebtedness of any other Person existing at the time such other Person merged with or into the Company or a Restricted Subsidiary or became a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

     "ADJUSTED CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the Consolidated Net Income of such Person plus amortization (including amortization of goodwill, deferred costs and other intangibles) of such Person for such period to the extent such amortization was deducted in computing Consolidated Net Income.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean
(i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; (ii) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock of such Person; and (iii) in the case of an individual (A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (B) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family.

     "AGENT" means any Registrar or Paying Agent.

     "ASSET SALE" means any direct or indirect (i) sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), other than in the ordinary course of business, of any assets of the Company or its Restricted Subsidiaries, or (ii) issuance or sale of any

Capital Stock of any Subsidiary (in each case, other than to the Company or a Wholly Owned Subsidiary). For purposes of this definition, (a) any series of transfers that are part of a common plan shall be deemed a single Asset Sale and
(b) the term "Asset Sale" shall not include any disposition of all or substantially all of the assets of the Company that is governed under and complies with Article 5 of this Indenture.

     "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "BOARD OF DIRECTORS" means the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

     "BUSINESS DAY" means any day other than a Legal Holiday.

     "CANADIAN SECURITY AGREEMENTS" means the General Security Agreement, the Movable Hopothec and the Guarantee and Indemnity, in each case, dated the date hereof and, in each case, by and among Archibald Candy (Canada) and the Trustee.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (ii) with respect to any other Person, any and all partnership interests, membership interests or other indicia of ownership of such Person.

     "CASH EQUIVALENT" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

     "CHANGE OF CONTROL" means (i) the sale, assignment, lease, transfer or conveyance (in one transaction or a series of transactions) of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Company or the adoption of a plan by the shareholders of the Company relating to the dissolution or liquidation of the Company, or (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of Voting Stock of the Company having the right to elect directors having a majority of the voting power of the

Board of Directors of the Company by way of purchase, merger or consolidation or otherwise, excluding for purposes of this clause (iii) any acquisition of beneficial ownership of Voting Stock by the Initial Holders or their Affiliates.

     "CLOSING DATE" means the date upon which the Notes are first issued.

     "COLLATERAL" means any assets of the Company or any of its Subsidiaries defined as "Collateral" in any of the Security Documents and assets from time to time in which a Lien exists as security for any of the Obligations under this Indenture, the Notes or the Guarantees of the Notes.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "COMPANY" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

     "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer or Senior Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

     "COMPANY'S STOCK OPTION PLAN" means any equity incentive plan(s) duly authorized by the Company's Board of Directors for the Company's and its Subsidiaries' executives, management and employees.

     "CONSOLIDATED EBITDA" means, with respect to any Person (the referent Person) for any period, consolidated income (loss) from operations of such Person for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles but excluding
(a) non-cash charges incurred after the date of this Indenture that require an accrual of or a reserve for cash charges for any future period, and (b) normally recurring accruals such as reserves against accounts receivable); PROVIDED, HOWEVER, that (i) the income from operations of any Person that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person and (ii) the income from operations of any Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period.

     "CONSOLIDATED NET INCOME" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that (i) the Net Income of any Person that is not a Wholly Owned Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person and (ii) the Net Income of any Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

     "CONSOLIDATED NET WORTH" means, with respect to any Person, the total shareholders' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such shareholders' equity attributable to Disqualified Stock or treasury stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date and (iii) all investments in subsidiaries of such Person that are not Restricted Subsidiaries and in Persons that are not subsidiaries of such Person.

     "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 12.2 or such other address as the Trustee may specify by notice to the Company.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

     "DEPOSITORY" means the Person specified in Section 2.3 hereof as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and becomes such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "DISQUALIFIED STOCK" means any Equity Interest that, (i) either by its terms or the terms of any security into which it is convertible or for which it is exchangeable or otherwise, is or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (in whole or in part) prior to the final stated maturity of the Notes or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to such final stated maturity or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities or Disqualified Stock.

     "DTC" means The Depository Trust Company.

     "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or business of the Company or any Subsidiary or any predecessor in interest, (b) from properties or businesses adjoining the properties of the Company or any Subsidiary, or (c) from or onto any facilities which received Hazardous Materials generated by the Company or any Subsidiary or any predecessor in interest.

     "ENVIRONMENTAL LAW" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Company or any Subsidiary relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq; the Safe Drinking Water Act, 42 USC Section 3803 et seq; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq; the Hazardous Material Transportation Act, 49 USC
Section 1801 et seq; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

     "EQUITY INTERESTS" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, that are in effect on the Issue Date.

     "GOVERNMENTAL AUTHORITY" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "GUARANTORS" means all direct or indirect future Restricted Subsidiaries.

     "HOLDER" means a Person in whose name a Note is registered.

     "INDEBTEDNESS" of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, debentures, notes or other similar instruments, (c) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business which are not more than 90 days past due), (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) as lessee under capitalized leases, (f) under bankers' acceptance and letter of credit facilities, (g) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, or (h) in respect of Hedging Obligations, (ii) all liabilities and obligations of others of the type described in clause (i) that are Guaranteed by such Person, and (iii) all liabilities and obligations of others of the type described in clause (i) that are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, PROVIDED, HOWEVER, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "INDENTURE" means this Indenture as amended or supplemented from time to time.

     "INITIAL HOLDERS" means the Persons holding the Notes on the Closing Date.

     "INTEREST COVERAGE RATIO" means, for any period, the ratio of (i) Consolidated EBITDA of the Company for such period, over (ii) Consolidated Interest Expense of the Company for such period. In calculating Interest Coverage Ratio for any period, pro forma effect shall be given to: (a) the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; and (b) the occurrence of any Asset Sale during such period by reducing Consolidated EBITDA for such period by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets sold and by reducing Consolidated Interest Expense by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness secured by the assets sold and assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a PRO FORMA basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of a period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "ISSUE DATE" means the date upon which the Notes are first issued.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and the Restricted Subsidiaries taken as a whole, (b) a material impairment of the Company's or any Guarantor's ability to perform its obligations under the Notes, the Indenture or the Security Documents, as applicable, or of the Holders' ability to enforce the Obligations under the Notes, the Indenture or the Guarantees or realize upon the Collateral

     "MATERIAL SUBSIDIARY" means any Subsidiary (a) that is a "Significant Subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X promulgated by the Commission or (b) is otherwise material to the business of the Company.

     "MORTGAGES" means those certain Mortgages dated the date hereof between the Company, on the one hand, and the Trustee, on the other, as amended or supplemented from time to time, with respect to the properties set forth on
Schedule 1.1 hereto.

     "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sales and dispositions pursuant to sale and leaseback transactions, and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such gain (but not loss).

     "NET PROCEEDS" means the aggregate cash proceeds received in respect of any Asset Sale, net of (i) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale, (iii) any reserve for adjustment in respect of the sale price of such asset or asset, (iv) taxes paid or payable as a result thereof, (v) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof and (vi) any deduction or appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such transaction and retained by the Company or any Subsidiary after such sale or disposition thereof including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters or against any indemnification obligations with respect to such transaction.

     "NOTE DOCUMENTS" means the Indenture, the Notes and the Security Documents.

     "NOTES" means the Company's 10% Secured Subordinated Notes due 2007, as authenticated under this Indenture.

     "OBLIGATIONS" means any principal, interest (including interest paid in kind and any interest that, but for the provisions of Bankruptcy Law, would have accrued), penalties, reimbursement obligations, fees (including without limitation, the Applicable Prepayment Premium (as defined in the Senior Credit Facility), if applicable, and any fees that, but for the provisions of Bankruptcy Law, would have accrued), indemnifications, reimbursements, expense reimbursements (including any expenses that, but for the provisions of Bankruptcy law, would have accrued), damages and other obligations and liabilities of the Company under the documentation governing any Indebtedness.

     "OFFICERS" means the Chairman of the Board, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Senior Vice President of the Company.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Assistant Treasurer, Controller or a Senior Vice President of the Company.

     "OPINION OF COUNSEL" means an opinion from legal counsel. Such counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "OTHER PERMITTED INDEBTEDNESS" means: (i) Indebtedness in respect of reimbursement-type obligations regarding workers' compensation claims, (ii) Indebtedness of the Company and its Restricted Subsidiaries in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business, (iii) Indebtedness of the Company and its Restricted Subsidiaries in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the sale or disposition of any of their business, properties or assets, and (iv) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred under
Section 4.9.

     "PERMITTED INVESTMENTS" means (i) Investments in the Company or any Wholly Owned Subsidiary, (ii) Investments in Cash Equivalents, (iii) Investments in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Subsidiary and the Capital Stock of such Person is pledged to secure the Obligations of the Company under the Notes, the Indenture or the Security Documents, or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary, and (iv) other Investments that do not exceed in the aggregate $2 million at any time outstanding.

     "PERMITTED JUNIOR SECURITIES" means (i) Equity Interests in the Company or any Guarantor; or (ii) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture.

     "PERMITTED LIENS" means (i) Liens in favor of the Company and/or its Restricted Subsidiaries other than with respect to intercompany Indebtedness,
(ii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary, PROVIDED, HOWEVER, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, PROVIDED, HOWEVER, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iv) Liens incurred in the ordinary course of business in respect of Hedging Obligations, (v) Liens to secure Indebtedness for borrowed money of a Subsidiary in favor of the Company or a Wholly Owned Subsidiary, (vi) Liens (other than pursuant to ERISA or environmental laws) to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations (exclusive of obligations constituting Indebtedness) of a like nature incurred in the ordinary course of business, (vii) Liens existing or created on the Issue Date, including, without limitation, Liens securing the Notes and Liens securing Indebtedness under the Senior Credit Facility, (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED, HOWEVER, that any reserve or other appropriate provision as may be required in conformity with GAAP has been made therefor, (ix) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under this Indenture, (x) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Restricted Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, mechanics' liens, vendors' liens, and similar encumbrances, rights or restrictions on personal or real property, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, (xi) Liens incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases and (xii) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses
(i) through (xi) above.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

     "PUBLIC EQUITY OFFERING" means a bona fide underwritten public offering of Qualified Stock of the Company, pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

     "PURCHASE MONEY LIENS" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture.

     "PURCHASE MONEY OBLIGATIONS" means Indebtedness representing, or incurred to finance, the cost (i) of acquiring any assets and (ii) of construction or build-out of manufacturing, distribution or administrative facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company or any Restricted Subsidiary), PROVIDED, HOWEVER, that (a) the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges,
(b) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (c) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

     "QIB" shall mean "qualified institutional buyer" as defined in Rule 144A.

     "QUALIFIED STOCK" means, with respect to any Person, Capital Stock of such Person other than Disqualified Stock.

     "REMEDIAL ACTION" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post- remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

     "REPRESENTATIVE" means the Agent (as defined in the Senior Credit Facility) or any other indenture trustee or other trustee, agent or representative for any Senior Debt.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SECURITIES" means Notes that are held by "affiliates" as defined by Rule 144 under the Securities Act. A "Restricted Security" means any one of such Notes.

     "RESTRICTED SUBSIDIARY" means a Subsidiary other than an Unrestricted Subsidiary.

     "RULE 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY AGREEMENT" means the Security Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the Trustee, as amended or supplemented from time to time.

     "SECURITY DOCUMENTS" means, collectively, the Security Agreement, the Mortgages, the Canadian Security Agreements and any other document, instrument or agreement executed or delivered by the Company or any of its Subsidiaries from time to time pursuant to which the Company or any such Subsidiary shall grant a Lien on any of their respective properties, assets or revenues to secure payment of the Obligations hereunder and under the Notes.

     "SENIOR CREDIT FACILITY" means the Loan and Security Agreement and Guaranty entered into on the Closing Date among the lenders from time to time parties thereto, Foothill Capital Corporation, as arranger and administrative agent for such lenders, and the Company, as borrower and LS Holdings and Archibald Candy (Canada), as guarantors, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and
(ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing; provided, that no such amendment, modification, renewal, refund, replacement or refinancing shall cause the principal amount of Indebtedness permitted to be incurred under such facility to exceed $55 million.

     "SENIOR DEBT" means all Obligations of the Company or any Guarantor outstanding under the Senior Credit Facility.

     "SENIOR DEBT DOCUMENTS" means the Senior Credit Facility and any instruments, agreements and documents executed pursuant thereto or in connection therewith, including the related security documents.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

     "SUBSIDIARY" means any subsidiary of the Company.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

     "TRANSFER" means any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation).

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary that has been designated by the Company (by written notice to the Trustee as provided below) as an Unrestricted Subsidiary; provided, that a Subsidiary may not be designated as an "Unrestricted Subsidiary" unless (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary (other than such Subsidiary), (b) neither immediately prior thereto nor after giving pro forma effect to such designation, would there exist a Default or Event of Default, (c) immediately after giving effect to such designation on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under Section 4.9(a) hereof and (d) the creditors of such Subsidiary have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the assets of the Company or of a Restricted Subsidiary (other than such Subsidiary). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if
(i) no Default or Event of Default is existing or will occur as a consequence thereof; and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.9(a) hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. The Company shall be deemed to make an Investment in each Subsidiary designated as an "Unrestricted Subsidiary" immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation; provided, that if such Subsidiary is subsequently redesignated as a Restricted Subsidiary, the amount of such Investment shall be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

     "VOTING STOCK" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and
(ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into
(ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.2.   OTHER DEFINITIONS.

               Term                                     Defined in Section
               ----                                     ------------------
        "Affiliate Transaction"................................4.11
        "Change of Control Offer"..............................4.14
        "Change of Control Payment.............................4.14
        "Change of Control Payment Date".......................4.14
        "Co-Trustee"...........................................7.13
        "Definitive Notes".....................................2.1
        "Event of Default".....................................6.1
        "Excess Proceeds"......................................4.10
        "Excess Proceeds Offer"................................4.10
        "Excess Proceeds Offer Period".........................4.10
        "Excess Proceeds Payment Date".........................4.10
        "Global Note"..........................................2.1
        "Guaranty".............................................10.7
        "Hedging Obligations...................................4.9(b)(iii)
        "Paying Agent".........................................2.3
        "PIK Note(s)"..........................................2.15
        "Purchase Amount"......................................4.10
        "Purchase Money Indebtedness"..........................4.9(b)(iv)
        "Refinance"............................................4.9(b)(viii)
        "Refinancing Indebtedness".............................4.9(b)(viii)
        "Registrar"............................................2.3
        "Restricted Payments"..................................4.7(a)
        "Six Month Period".....................................10.4

SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

     "OBLIGOR" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4.   RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular; and

     (5)  provisions apply to successive events and transactions.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.1.   FORM AND DATING.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1 and integral multiples thereof.

     The Notes will be issued (i) in global form (the "GLOBAL NOTE"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto) and (ii) in definitive form (the "DEFINITIVE NOTES"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 2 thereto). The Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; PROVIDED, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

SECTION 2.2.   EXECUTION AND AUTHENTICATION.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

     The Trustee shall, upon a Company Order, authenticate for original issue up to $50,000,000 aggregate principal amount of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $50,000,000 except as provided in Section 2.7 or 2.14 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.3.   REGISTRAR, PAYING AGENT AND DEPOSITORY.

     The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Company initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.1, 4.10 and 4.14 neither the Company nor any of its Subsidiaries shall act as Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

     The Company initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Notes.

SECTION 2.4.   PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.5.   HOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6.   TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, that the Definitive Notes so presented have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

         (i) if such Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

        (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto);

       (iii) if such Restricted Security is being transferred to an accredited "institutional investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a transferee letter of representations in form and substance reasonably acceptable to the Company and the Registrar; or

        (iv) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (i) written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note; and

        (ii) if such Definitive Note is a Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) to the effect that such Definitive Note is being transferred to a QIB in accordance with Rule 144A;

     in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

     (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount; PROVIDED, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

         (i) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

        (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto);

       (iii) if such Restricted Security is being transferred to an accredited "institutional investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a transferee letter of representations in form and substance reasonably acceptable to the Company and the Registrar; or

        (iv) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

     (e) TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; PROVIDED, that if:

         (i) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days after delivery of such notice; or

        (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute and the Trustee shall authenticate and make available for delivery, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note.

     (f) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

     (g) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

     No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another Person) pursuant to Sections 2.10, 3.7, 4.10, 4.14 and 9.5 of this Indenture).

     The Company shall not be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.7.   REPLACEMENT NOTES.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their respective expenses in replacing a Note.

     Every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8.   OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

     If a Note is replaced pursuant to Section 2.7 hereof, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.9.   TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company (other than Notes owned by any Initial Holders or their Affiliates, which shall be considered outstanding for such purposes) shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be considered as not outstanding.

SECTION 2.10.  TEMPORARY NOTES.

     Pending the preparation of definitive Notes, the Company (and the Guarantors, if any) may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, the Company (and the Guarantors, if any) shall cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company for such purpose pursuant to Section
4.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company (and the Guarantors, if any), shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in its customary manner. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the

Company) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  LEGENDS.

     (a) Each Restricted Security shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

     (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

         (i) in the case of any Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and

        (ii) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof, PROVIDED, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

SECTION 2.14.  ELECTION TO PAY INTEREST IN KIND.

     With respect to any payment of interest due under the Notes that occurs on or prior to the third anniversary of the Closing Date, the Company may elect, in the judgment of its Board of Directors, to make all or a portion of such interest payment on all of the Notes in cash or by issuing to the Holders of such Notes new promissory notes (each a "PIK Note" and collectively, the "PIK Notes") in the form attached hereto as Exhibit A with a principal amount, in each case, equal to the amount of interest (rounded to the nearest dollar and rounded up if at the mid-point between two dollar amounts) that the Holder of such Note was due on the interest payment date and which the Company has elected to pay by issuance of the PIK Note. If the Company desires to make such interest payment by issuance of PIK Notes, the Company shall mail a written notice by first class mail to the Trustee and to each Holder of Notes at such Holder's registered address at least 15 days (by facsimile with original to follow) but no more than 60 days prior to the date when such interest is scheduled to be paid under the terms of the Notes. If the Company fails to mail such a notice within the time periods specified in the prior sentence, then such interest payment must be made in its entirety to each Holder of the Notes in PIK Notes. Upon issuance of a PIK Note, such PIK Note shall be subject to the terms of this Indenture and shall be treated as a "Note" hereunder.

SECTION 2.15.  CUSIP NUMBERS.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.1.   NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

SECTION 3.2.   SELECTION OF NOTES TO BE REDEEMED.

     If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, PRO RATA, by lot or by such method as the Trustee deems to be appropriate.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1 or whole multiples of $1. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3.   NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

     The notice shall identify the Notes to be redeemed and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

               (4)  the name and address of the Paying Agent;

               (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Company defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (8)  the CUSIP number of the Notes to be redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; PROVIDED that the Company shall deliver to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4.   EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption has been mailed to the Holders in accordance with
Section 3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

SECTION 3.5.   DEPOSIT OF REDEMPTION PRICE.

     On or before 10:00 a.m. on the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Company makes or deposits the redemption payment in accordance with this
Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 3.6.   NOTES REDEEMED IN PART.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7.   OPTIONAL REDEMPTION.

     At any time following the Issue Date and in accordance with the procedures established by this Article 3, the Company may, at its option, redeem the Notes, in whole or in part, by paying to the holders thereof the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such Notes. Nothing in this Section 3.7 shall limit the Company's right to make open market purchases of the Notes at any time.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1.   PAYMENT OF NOTES.

     The Company shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on or before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes.

     The Company shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the rate specified in the Notes to the extent lawful.

SECTION 4.2.   MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, the City of New York where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3.   REPORTS.

     If the Company is required to furnish annual, quarterly or current reports pursuant to the Exchange Act, the Company shall cause any annual, quarterly, current or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual, quarterly or current reports pursuant to the Exchange Act, the Company shall cause the financial statements of the Company and its consolidated Subsidiaries (and similar financial statements for all unconsolidated Subsidiaries, if any), including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act, and current reports containing information which the Company would have been required to file on Form 8-K, to be so filed with the Trustee and mailed to the Holders promptly, but in any event, within 90 days after the end of each of the fiscal years of the Company for annual reports and within 45 days after the end of each of the first three quarters of each such fiscal year for quarterly reports. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.4.   COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (PROVIDED, that one of the signatories to such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to such Officer's knowledge, each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

     (b) The year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the independent public accountants of the Company (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(5) hereof, an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5.   TAXES.

     The Company shall, and shall cause its Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established if required by GAAP.

SECTION 4.6.   STAY, EXTENSION AND USURY LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7.   LIMITATION ON RESTRICTED PAYMENTS.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (y) dividends or distributions payable to the Company or any Wholly Owned Subsidiary),

        (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Subsidiary or any other Affiliate of the Company,

       (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or such Subsidiary's Guarantee thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof, or

        (iv)   make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS") unless, at the time of such Restricted Payment:

               (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

               (2) immediately after such Restricted Payment and after giving effect thereto on a PRO FORMA basis, the Company could incur at least $1.00 of additional Indebtedness under Section 4.9(a) hereof, and

               (3) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors of the Company and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the date of this Indenture (including Restricted Payments permitted by clauses (i) and
          (ii) of Section 4.7(b) and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of (w) 50% of the Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after the Issue Date to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Adjusted Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (x) $1.0 million, plus (y) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Stock) after the Issue Date and on or prior to the time of such Restricted Payment, plus (z) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the date of this Indenture and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange).

     (b)  The provisions of subsection (a) above shall not prohibit:

         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture,

        (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Stock),

       (iii) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the provisions of Section 4.9(b)(viii) hereof, and

        (iv) the repurchase, redemption, retirement or acquisition of Equity Interests of the Company from executives, management or employees of the Company pursuant to the Company's Stock Option Plan;

PROVIDED, that with respect to clauses (i) through (iv) above, no Default in the payment when due of interest on the Notes or Event of Default described in
Section 6.1(2) and (3) hereof shall have occurred and be continuing at the time, or shall occur as a consequence thereof.

SECTION 4.8.   LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary

     (a) to (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, or

     (b) to make loans or advances to the Company or any of its Restricted Subsidiaries, or

     (c) to transfer any of its assets to the Company or any of its Restricted Subsidiaries, except, with respect to any of clauses (a), (b) or (c), for such encumbrances or restrictions existing under or by reason of:

         (i)   this Indenture, the Security Documents and the Notes,

        (ii)   applicable law,

       (iii) any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and

        (iv) permitted Refinancing Indebtedness, provided, however, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

SECTION 4.9.   LIMITATION ON INCURRENCE OF INDEBTEDNESS.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including Acquired Debt) or (ii) issue any Disqualified Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness or issue shares of Disqualified Stock and any Restricted Subsidiary may incur Acquired Debt, in each case if (w) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a PRO FORMA basis to such incurrence or issuance,
(x) the Company has made the then most recent payment of interest due under the Notes entirely in cash and without issuing any PIK Notes, and (y) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to the ratio set forth below opposite the period in which such incurrence or issuance occurs, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period:

        PERIOD ENDING                                           RATIO
        -------------                                           -----
        November 1, 2007.................................       2.25x

and (z) in the case of Indebtedness the Weighted Average Life to Maturity and final scheduled maturity of such Indebtedness exceeds the remaining Weighted Average Life to Maturity and final stated maturity of the Notes.

     (b) The limitations of Section 4.9(a) shall not prohibit the incurrence of:

         (i) Indebtedness and other Obligations under the Senior Credit Facility and reimbursement obligations in respect of letters of credit, PROVIDED, that the aggregate principal amount of such Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $55 million,

        (ii) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business,

       (iii) Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Indenture ("Hedging Obligations"),

        (iv) Indebtedness arising out of sale and leaseback transactions, capital lease obligations or Purchase Money Obligations (collectively, "Purchase Money Indebtedness") in an aggregate amount not to exceed $1.5 million outstanding at any time,

         (v) Indebtedness owed by the Company to any Wholly Owned Subsidiary or by any Wholly Owned Subsidiary to the Company or any other Wholly Owned Subsidiary,

        (vi)   Indebtedness outstanding on the Issue Date, including the Notes,

       (vii)   Other Permitted Indebtedness, and

      (viii) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Indebtedness referred to in clauses (iv) and
     (vi) of this Section 4.9(b) and outstanding Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in Section 4.9(a) hereof ("REFINANCING INDEBTEDNESS"); PROVIDED, that (A) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced, (B) the Refinancing Indebtedness has a final scheduled maturity that exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced, and (C) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes than the Indebtedness being Refinanced.

SECTION 4.10.  LIMITATION ON ASSET SALES.

     The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to such Asset Sale, (ii) at least 85% of the consideration for such Asset Sale is in the form of cash, Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes) that are assumed by the transferee of such assets (PROVIDED, that following such Asset Sale there is no further recourse to the Company and its Restricted Subsidiaries with respect to such assets), and (iii) within 12 months of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or its Restricted Subsidiaries as conducted on the Issue Date, (b) used to permanently reduce any Indebtedness which ranks senior to or pari passu with the Notes (PROVIDED in the case of a revolver or similar arrangement that makes credit available, such commitment is also permanently reduced) or (c) to the extent not used as provided in clause
(a) or (b), applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer"); PROVIDED, that if the amount of Net Proceeds from any Asset Sale not invested pursuant to clause (a) above or used to repay Indebtedness pursuant to clause (b) above is less than $2.0 million, the Company shall not be required to make an offer pursuant to clause (c).

     The amount of Net Proceeds not invested or applied as set forth in the preceding clause (a) or (b) constitutes "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Company shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Company must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

     Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "EXCESS PROCEEDS PAYMENT DATE"), the Company shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, PRO RATA or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

     Each Excess Proceeds Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof. The Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Company to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

     The Company shall, no later than 30 days following the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds, commence the Excess Proceeds Offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Proceeds Offer, and shall state:

               (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.10, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a PRO RATA basis;

               (2)  the purchase price and the date of purchase;

               (3) that any Notes not tendered or accepted for payment pursuant to the Excess Proceeds Offer shall continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

               (5) that Holders electing to have Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date;

               (6) that Holders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (7) that Holders whose Notes are purchased only in part shall be issued Notes representing the unpurchased portion of the Notes surrendered; PROVIDED that each Note purchased and each new Note issued shall be in principal amount of $1 or whole multiples thereof; and

               (8) the instructions that Holders must follow in order to tender their Notes.

     On or before the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a PRO RATA basis the Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Note surrendered.

     The Company shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (i) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $1.0 million; PROVIDED, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary,
(ii) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $2.0 million; PROVIDED, that a majority of the disinterested members of the Board of Directors of the Company determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view, issued by an investment banking firm of national standing; PROVIDED, HOWEVER, that the following will not be deemed to be Affiliate Transactions: (i) employment or consulting agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business with the approval of the disinterested members of the Company's Board of Directors, (ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries or Guarantors,
(iii) transactions permitted by the provisions described in Section 4.7 hereof and (iv) reasonable and customary directors' fees for non-management members of the Board of Directors of the Company or any Restricted Subsidiary.

SECTION 4.12.  LIMITATION ON LIENS.

     The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (i) Purchase Money Liens securing Indebtedness permitted to be incurred pursuant to clause (iv) of Section 4.9(b) hereof, and (ii) Permitted Liens.

SECTION 4.13.  CORPORATE EXISTENCE.

     Subject to Article 5 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its respective Restricted Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Restricted Subsidiaries) rights (charter and statutory), licenses and franchises; PROVIDED, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors on behalf of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.14.  REPURCHASE UPON A CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing thereof and shall make an offer to purchase all of the Notes then outstanding as described below (the "CHANGE OF CONTROL OFFER") at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the "CHANGE OF CONTROL PAYMENT").

     The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

     Within 10 days following any Change of Control, the Company shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

         (i)   the Change of Control Offer is being made pursuant to this
     Section 4.14 and that all Notes tendered will be accepted for payment,

        (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"),

       (iii) any Note not tendered for payment pursuant to the Change of Control Offer shall continue to accrue interest,

        (iv) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

         (v) any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date,

        (vi) any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased,

       (vii) a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1 in principal amount or an integral multiple thereof,

      (viii) the instructions that Holders must follow in order to tender their Notes, and

        (ix) the circumstances and relevant facts regarding such Change of Control.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, PROVIDED, that each such new Note will be in principal amount of $1 or an integral multiple thereof.

     The Company shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

SECTION 4.15.  MAINTENANCE OF PROPERTIES.

     The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; PROVIDED, that nothing herein shall prevent the Company or any of its Subsidiaries from discontinuing any maintenance of any such properties if such discontinuance is desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

SECTION 4.16.  MAINTENANCE OF INSURANCE.

     The Company shall, and shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Company and its Subsidiaries operate.

SECTION 4.17.  RESTRICTIONS ON SALE AND ISSUANCE OF SUBSIDIARY STOCK.

     The Company shall not sell, and shall not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary; PROVIDED, that the Company and its Restricted Subsidiaries may sell all of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the provisions of Section 4.10 of this Indenture.

SECTION 4.18.  LINE OF BUSINESS.

     The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, engage in any business other than (a) the manufacture, distribution and retailing of confectionery items and (b) any business that in the reasonable, good faith judgment of the Board of Directors of the Company is directly related to such business.

SECTION 4.19.  COMPLIANCE WITH LAWS.

     The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (subject to the Company's ongoing environmental remediation efforts), including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

SECTION 4.20.  ENVIRONMENTAL.

     The Company shall, and shall cause each of its Subsidiaries to promptly provide Trustee with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of the Company or any Subsidiary, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Company or any Subsidiary, and (iii) notice of a violation, citation, or other administrative order which, in the case of any clauses (i), (ii) or (iii) reasonably could be expected to result in a Material Adverse Change. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). Trustee has no responsibility for such notice, and contents thereof, nor for forwarding such notices or contents thereof to any Person.

SECTION 4.21.  CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE.

     The Company shall not, and shall not permit any Restricted Subsidiary to, relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Trustee and so long as, at the time of such written notification, the applicable party provides any financing statements or fixture filings necessary to perfect and continue perfected the Trustee's Liens.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1.   WHEN THE COMPANY MAY MERGE, ETC.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or transfer all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person unless:

         (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such transfer has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,

        (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such transfer has been made assumes all the Obligations of the Company, pursuant to a supplemental indenture and Security Documents in a form reasonably satisfactory to the Trustee, under the Notes, this Indenture, and the Security Documents,

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       (iii)   immediately before, and after giving effect on a PRO FORMA basis to, such transaction, no Default or Event of Default exists or would occur, and

        (iv) the Company, or any Person formed by or surviving any such consolidation or merger, or to which such transfer has been made, (A) has a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) is permitted, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to
     Section 4.9(a) hereof.

     The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating all conditions precedent to the proposed transaction provided for in this Indenture have been complied with, and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (iv).

     For purposes of this Section 5.1, the transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.2.   SUCCESSOR SUBSTITUTED.

     In the event of any transaction (other than a lease) contemplated by
Section 5.1 hereof in which the Company is not the surviving Person, the successor formed by such consolidation or into or with which the Company is merged or to which such transfer is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its Obligations under this Indenture, the Notes, and the Security Documents with the same effect as if such successor Person had been named as the Company herein or therein.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1.   EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

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               (2)  the Company defaults in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise;

               (3) the Company defaults in the performance of or breaches the provisions of Article 5 hereof, the Company fails to make or consummate an Excess Proceeds Offer in accordance with the provisions of Section 4.10 or fails to make or consummate a Change in Control Offer in accordance with the provisions of Section 4.14;

               (4) the Company or any Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes, this Indenture or the Security Documents and the Default continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a "Notice of Default;"

               (5) a default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor (or the payment of which is guaranteed by the Company or any Guarantor), whether such Indebtedness or guarantee now exists or is created after the date of this Indenture, if (a) either (i) such default results from the failure to pay principal on such Indebtedness or (ii) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5.0 million in the aggregate;

               (6) a final non-appealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court or courts of competent jurisdiction against the Company or any Guarantor and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, PROVIDED that the aggregate of all such judgments exceeds $7.5 million;

               (7) breach by the Company or any Guarantor of any material representation or warranty set forth in the Security Documents, which breach is not cured by the Company or such Guarantor or waived within 30 days after notice to comply with such breach of a material representation or warranty;

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               (8)  written assertion by the Company or any of the Guarantors of the unenforceability of their obligations under the Indenture, the Notes, the Security Documents, or the Guarantees or the Company or any of the Guarantors takes any action that causes, or asserts, or fails to take any action that it knows, or has been notified by the Trustee, is necessary to prevent, the unenforceability of the Indenture, the Notes, the Security Documents or the Guarantees against the Company or any Guarantor or is necessary to maintain the priority and perfection of the Liens of the Security Documents;

               (9) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (a) commences a voluntary case,

                    (b) consents to the entry of an order for relief against
               it in an involuntary case,

                    (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (d) makes a general assignment for the benefit of its
               creditors,

                    (e) admits in writing its inability to pay debts as the same become due;

               (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (a) is for relief against the Company or any Material
               Subsidiary in an involuntary case,

                    (b) appoints a Custodian of the Company or any Material
               Subsidiary or for all or substantially all of their property, orders the liquidation of the Company, or any Material Subsidiary, and in any of the cases described in clauses (a) or
               (b) the order or decree remains unstayed and in effect for 60 days;

               (11) (A) any holder (other than a Holder of the Notes) of at least $5 million in aggregate principal amount of secured Indebtedness of the Company or of any Subsidiary as to which a default has occurred and is continuing shall commence judicial proceedings (which proceedings shall remain unstayed for 30 Business Days) to foreclose upon assets of the Company or any Material Subsidiary having an aggregate fair market value, individually or in the aggregate, in excess of $5 million or shall have successfully exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of

                                      -42-
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          foreclosure or (B) any action described in the foregoing clause (A)
          shall result in any court of competent jurisdiction issuing any order for the seizure of such assets; or

               (12) the Guaranty ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under the Guaranty, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guaranty in accordance with this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Notes then outstanding.

     The Company shall, upon becoming aware that a Default or Event of Default has occurred, deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.2.   ACCELERATION.

     If an Event of Default (other than an Event of Default specified in clauses
(9) and (10) of Section 6.1) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (9) or (10) of Section 6.1 with respect to the Company occurs, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clauses (9) and (10) of
Section 6.1) on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) all Events of Default, other than the nonpayment of principal of and interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

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SECTION 6.3.   OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4.   WAIVER OF PAST DEFAULTS.

     Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except: (i) a continuing Default or Event of Default in the payment of the principal of, or interest on, any Note; (ii) a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected; or (iii) an Event of Default with respect to any covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of Holders of at least 66-2/3% in principal amount of the then outstanding Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.   CONTROL BY MAJORITY.

     The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

SECTION 6.6.   LIMITATION ON SUITS.

     A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

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     (c)  such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8.   COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.   TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor under the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any

                                      -45-
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reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

     Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1.   DUTIES OF TRUSTEE.

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               (1)  If an Event of Default has occurred and is continuing, the
          Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (2)  Except during the continuance of an Event of Default:

                    (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                    (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of any mathematical calculation or other facts stated therein).

               (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (a) This paragraph does not limit the effect of paragraph
               (2) of this Section.

                    (b) The Trustee shall not be liable for any error of
               judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (c) The Trustee shall not be liable with respect to any
               action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                    (d) The Trustee shall not be liable with respect to any
               action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes, determined as provided

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               in Sections 2.8 and 2.9, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

               (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

               (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

               (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2.   RIGHTS OF TRUSTEE.

               (1) The Trustee may conclusively rely upon any document whether in its original or facsimile form believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the Security Documents.

               (5) Unless otherwise specifically provided in this Indenture or the Security Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, on behalf of the Company.

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               (6)  Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
          Article 4 hereof.

               (7) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order.

               (8) The Trustee may consult with counsel of its selection, as well as other experts and consultants, and the advice of such counsel, any Opinion of Counsel or advice of such experts or consultants shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (9) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture or the Security Documents, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (10) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

               (11) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

               (12) The powers and duties conferred upon the Trustee by this
          Article 7 are solely to protect the Trustee and the lien of the Security Documents and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in the Indenture.

               (13) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be

                                      -49-
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          indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

               (14) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.3.   INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4.   TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5.   NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if the Trustee has knowledge thereof (within the meaning of Section 7.2(11)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it obtains such knowledge.

SECTION 7.6.   REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and

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each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee if the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.7.   COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and any counsel, expert or consultant except such disbursements, advances and expenses as shall be determined to have been caused by its own negligence or willful misconduct.

     The Company shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it without a determination of negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Company and the Trustee by the same counsel, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) or (10) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.   REPLACEMENT OF TRUSTEE.

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     A resignation or removal of the Trustee and appointment of a successor
Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property;

     (d) a conflict of interest arises concerning the Trustee and continues for 90 days; or

     (e)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee, and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

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SECTION 7.9.   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

SECTION 7.12.  APPOINTMENT AS FONDE DE POUVOIR.

     For the purposes of the jurisdiction of the Province of Quebec, the Company hereby appoints the Trustee as the FONDE DE POUVOIR of the Holders, as contemplated by Article 2692 of the Civil Code of Quebec, to take and hold on behalf of and for the benefit of, each of the Holders, any security under the Security Documents which is subject to the laws of the jurisdiction of the Province of Quebec to secure the payment of the Notes, and to exercise the powers and duties which are conferred upon the Trustee under the Indenture. Each of the Holders, by acquiring Notes, shall be deemed to have consented to and confirmed the appointment of the Trustee as FONDE DE POUVOIR to take and hold on behalf of, and for the benefit of, each of the Holders, any such security and to exercise such powers and duties. Reference herein, in the Security Documents and in any other documents executed by the Trustee acting in its capacity as trustee for the Holders shall, for the purposes of the jurisdiction of the Province of Quebec, include its acting in its capacity as FONDE DE POUVOIR as hereinabove contemplated.

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     The Trustee hereby accepts its appointment as FONDE DE POUVOIR and agrees to take and hold any security under the Security Documents and to exercise the powers and duties conferred upon the FONDE DE POUVOIR as provided above.

     Each Person who becomes a Holder, by becoming a Holder shall be deemed for all purposes to have consented to and confirmed the appointment of the Trustee as FONDE DE POUVOIR for the Holders as herein provided, to be governed by the provisions of this Indenture dealing with the FONDE DE POUVOIR and to have ratified, as of the date such Person becomes a Holder, all actions taken and all documents signed by the Trustee, as FONDE DE POUVOIR, under the terms of the Indenture.

SECTION 7.13.  APPOINTMENT OF CANADIAN CO-TRUSTEE.

     It is recognized that in case of litigation under this Agreement or the Security Documents, and in particular in case of the enforcement thereof on default, or in the case that the Trustee deems that by reason of any present or future law of Canada it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee (each, a "Co-Trustee") with respect to Archibald Candy (Canada). The following provisions of this Section are adopted to these ends.

     In the event that the Trustee appoints an individual or institution as a Co-Trustee with respect to Archibald Candy (Canada), each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such Co-Trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of Canada is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such Co-Trustee shall run to and be enforceable by either of them.

     Should any instrument in writing from the Company and/or the Guarantors be required by the Co-Trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company and the Guarantors provided, that if an Event of Default shall have occurred and be continuing, if the Company and the Guarantors do not execute any such instrument within fifteen (15) days after the request therefor, the Trustees shall be empowered as an attorney-in-fact for the Company and the Guarantors to execute any such instrument in the Company and the Guarantors' names and stead. In case any Co-Trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such Co-Trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such Co-Trustee.

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     Every Co-Trustee shall, to the extent permitted by law, be appointment and act subject to the following provisions and conditions:

          (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such Co-Trustee; and

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then Co-Trustees, as effectively as if given to each of them. Every instrument appointing any Co-Trustee shall refer to this Indenture and the conditions of this Article.

     Any Co-Trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement or the Security Documents on its behalf and in its name.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.1.   TERMINATION OF COMPANY'S OBLIGATIONS.

     This Indenture shall cease to be of further effect (except that Section 7.7, 8.3 and 8.4 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or paid and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 8.3(b) hereof) to the Trustee for cancellation and all sums payable by the Company hereunder have been paid. In addition, the Company may (A) if applicable, be discharged from any and all Obligations in respect of the Notes, other than the obligation to duly and punctually pay the principal of, and premium, if any, and interest on the Notes, in accordance herewith, or (B) if applicable, omit to comply with restrictive covenants, and such omission will not be deemed to be an Event of Default if:

               (1) with respect to clauses (A) and (B), the Company irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient (as certified by a nationally recognized accounting firm designated by the Company) to pay principal and interest and premium, if any, on the Notes to maturity or redemption and each installment of interest, if any, on the due dates thereof on the Notes, as the case may be, and to pay all other sums payable by it hereunder or under

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          any of the Security Documents, PROVIDED that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes;

               (2) with respect to clause (A), the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or there has been a change in laws which in the opinion of independent counsel, which the Company shall deliver to the Trustee, provides that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and the Notes were otherwise paid or redeemed in accordance with the provisions of this Indenture;

               (3) with respect to clause (A) and (B), the Company has delivered to the Trustee an opinion of independent counsel to the effect that the holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and the Notes were otherwise paid or redeemed in accordance with the provisions of this Indenture;

               (4) with respect to clause (A) and (B), no Default or Event of Default shall have occurred or be continuing; and

               (5) with respect to clause (A) and (B), the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect.

     The Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture and the release of the Liens created under the Collateral Documents. However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.6, 7.7, 7.8, 8.3 and
8.4, the Guarantors' obligations, and the Trustee's and Paying Agent's obligations in Section 8.3 shall survive such satisfaction and discharge until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 and 8.4 and the Company's, Trustee's and Paying Agent's obligations in Section 8.3 shall survive such satisfaction and discharge.

     After such irrevocable deposit has been made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon request shall

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acknowledge in writing the discharge of the Company's obligations under this
Indenture except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal, premium, if any, or interest on the Notes, the U.S. Government Obligations shall be payable as to principal, premium, if any, or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.2.   APPLICATION OF TRUST MONEY.

     The Trustee, or a trustee satisfactory to the Trustee and the Company, shall hold in trust, money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes.

SECTION 8.3.   REPAYMENT TO THE COMPANY.

     (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities (as certified by an independent public accountant reasonably acceptable to the Trustee) held by them at any time.

     (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; PROVIDED that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York, including, without limitation, THE WALL STREET JOURNAL.

     After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditor unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4.   REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligations of the Company and the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; PROVIDED that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of such Obligations, the

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Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.1.   WITHOUT CONSENT OF HOLDERS.

     The Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes without the consent of any Holder:

               (1)  to cure any ambiguity, defect or inconsistency;

               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (3)  to comply with Article 5 and Section 10.7 hereof;

               (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or thereunder of any Holder;

               (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

               (6) to release any Guarantee of the Notes permitted to be released under Section 10.11 hereof or add any Guarantor under Section 10.7

     Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any such supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2.   WITH CONSENT OF HOLDERS.

     Subject to Sections 6.4 and 6.7 hereof, the Company and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes or the Security Documents, with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes); provided, that any amendment or waiver of the provisions of Sections 4.7, 4.9, 4.10, 4.12 or 10.3 hereof

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shall require the written consent of the Holders of at least 66 2/3% of the principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

     After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

     Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

               (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the principal of, or the premium on, or change the fixed maturity of any Note or alter Article 3 hereof or numbered paragraphs 5 or 6 of Exhibit A to this Indenture or the price at which the Company shall offer to purchase such Notes pursuant to Sections
          4.10 or 4.14 hereof;

               (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

               (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holder rescinds such acceleration pursuant to Section 6.2);

               (5) make any Note payable in money other than that stated in the Notes;

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               (6)  make any change in Section 6.4 or 6.7 hereof or in this
          Section 9.2;

               (7)  waive a redemption payment with respect to any Note;

               (8) make any change in provisions of any of the Guarantees that adversely affects the rights of any holder of Notes;

               (9) after a period of fifteen days from the Issue Date, make any change adversely affecting the rights of the Holders of the Notes under Article 11 hereof; or

               (10) make any change in the foregoing amendment and waiver provisions.

SECTION 9.3.   COMPLIANCE WITH TRUST INDENTURE ACT.

     If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4.   REVOCATION AND EFFECT OF CONSENTS.

     Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.5, or (ii) such other date as the Company shall designate.

SECTION 9.5.   NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

SECTION 9.6.   TRUSTEE TO SIGN AMENDMENTS, ETC.

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     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and shall be provided with and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it in writing or by duly authorized meeting evidenced by corporate minutes.

SECTION 9.7.   PAYMENTS FOR CONSENT.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement, which solicitation documents must be mailed to all Holders of the Notes a reasonable length of time prior to the expiration of the solicitation.

                                   ARTICLE 10
                      COLLATERAL AND SECURITY AND GUARANTY

SECTION 10.1.  COLLATERAL DOCUMENTS.

     The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and Guarantees and performance of all other Obligations of the Company to the Trustee for itself and on behalf of the Holders hereunder, shall be secured as provided in the Security Documents.

     The Company shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall, and shall cause each of its Restricted Subsidiaries to, take any and all actions required to cause the Security Documents to create and maintain, as security for the Company's and its Restricted Subsidiaries' Obligations under this Indenture, the Notes or the Guarantees of

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the Notes, valid and enforceable, perfected (except as expressly provided herein or therein), Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons (other than the holders of the Senior Debt), and subject to no other Liens (other than the Liens securing the Senior Debt), other than as provided herein and therein.

SECTION 10.2.  OPINIONS.

     The Company shall furnish to the Trustee within three months after each anniversary of the Closing Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such liens during the next two years.

SECTION 10.3.  RELEASE OF COLLATERAL.

     The Collateral shall be released from the Lien of the Security Documents as expressly provided therein or in connection with any transaction permitted by
Section 4.10 of this Indenture and as otherwise required pursuant to Article 11 of this Indenture. Collateral shall also be released with the written consent of Holders of at least 66?% in principal amount of the then outstanding Notes.

     To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

     The release of any Collateral from the terms hereof and of the Security Documents pursuant to the terms of the Security Documents or this Indenture will not be deemed to impair the security under this Indenture in contravention of the provisions hereof.

SECTION 10.4.  DISPOSITION OF COLLATERAL WITHOUT RELEASE.

     (a) In addition to and without limiting the provisions of Section 10.3 and subject to Section 4.10, at any time and from time to time, the Company and any Guarantors may without any release or consent of the Trustee or the Majority
Noteholders:

         (i) sell, dispose of or otherwise use inventory in the ordinary course of the Company's or the Guarantors' business;

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        (ii)   collect, liquidate or otherwise dispose of Accounts (as defined in the Security Agreement) in the ordinary course of the Company's or the Guarantors' business;

       (iii) renegotiate and terminate leasehold interests in Collateral in the ordinary course of the Company's or the Guarantors' business; and

        (iv) sell or dispose of obsolete or worn out fixtures or equipment or other tangible personal property which are Collateral in the ordinary course of the Company's or the Guarantors' business.

     (b) The Company's and the Guarantors' right to rely upon subsection (a) of this Section for each six-month period beginning on October 1 and April 1 (a "Six-Month Period") shall be conditioned upon the Company and the Guarantors delivering to the Trustee, within 30 days following the end of such Six-Month Period, an Officers' Certificate to the effect that all sales of inventory, all collections and other dispositions of Accounts (as defined in the Security Agreement) and any other disposition contemplated by Section 10.4(a) by the Company and the Guarantors during such Six-Month Period were in the ordinary course of the Company's and the Guarantors' business and that all proceeds therefrom were used by the Company and the Guarantors in the ordinary course of their business or to make other cash payments permitted by this Indenture.

SECTION 10.5. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

     The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors, if any, hereunder, in each case, subject to the provisions of Article 11 of this Indenture. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee) in each case, subject to the provisions of Article 11 of this Indenture.

     In connection with acting as mortgagee under the Mortgages, the Trustee may appoint a co-trustee in any jurisdiction where realty of the Company subject to the Mortgages is located, if required by applicable law. Such co-trustee shall be appointed solely to act as mortgagee, and the trustee shall not be responsible for the acts or

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omissions of any co-trustee provided such co-trustee was selected with due care.
The co-trustee may be an affiliate of the trustee.

SECTION 10.6. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

     The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

SECTION 10.7.  GUARANTY.

     The Company shall cause each Restricted Subsidiary that is formed or acquired after the date hereof, in each case concurrently therewith, subject to
Section 10.8 hereof, to, jointly and severally, unconditionally guarantee (such guarantee, together with further guarantees granted from time to time pursuant to this Section 10.7 and the guarantee of Archibald Candy (Canada) pursuant to
Section 10.12 hereof, being the "Guaranty") to each Holder and the Trustee, irrespective of the validity or enforceability of this Indenture, the Notes, the Security Documents or the Obligations hereunder or thereunder: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in clause (9) or (10) of Section 6.1 hereof), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations hereunder and under the Notes and the Security Documents, all in accordance with the terms set forth herein and in the Notes and the Security Documents; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

     The Company shall cause each Restricted Subsidiary that is formed or acquired after the date hereof or that otherwise becomes a Restricted Subsidiary after the date hereof, in each case concurrently therewith, to (i) execute and deliver to the Trustee a Guaranty in the form of Exhibit C attached hereto and a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations as set forth in this Section 10.7 of this Indenture; and
(ii) execute a Security Agreement (substantially in the form of the Security Agreement entered into on the Closing Date) and other Security Documents necessary or reasonably requested by the Trustee to grant the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, subject only to Liens permitted under Section 4.12; and (iii) cause such Restricted Subsidiary to deliver to the

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Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that (A) such Security Agreement, supplemental indenture and Guaranty have been duly authorized, executed and delivered by such Restricted Subsidiary and (B) such Security Agreement, this Indenture and such Guaranty constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles.

     Each Note issued after the date of execution by any Guarantor of a Guaranty shall be endorsed with a form of Guaranty that has been executed by such Guarantor. However, the failure of any Note to have endorsed thereon a Guaranty executed by such Guarantor shall not affect the validity or enforceability of such Guaranty against such Guarantor.

     Pursuant to the supplemental indenture, each Guarantor shall agree that (i) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents or the Obligations hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any releases of Collateral, any amendment of the Indenture, the Notes or Security Documents, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against the Company or any of its Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) the Guaranty will not be discharged except by complete performance of the Company's and its Restricted Subsidiaries' Obligations under this Indenture, the Notes, the Security Documents and the Guarantees of the Notes.

     Pursuant to the supplemental indenture, each Guarantor shall agree that it shall not be entitled to and irrevocably waives (i) diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under the Notes, any right to require a proceeding first against the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, the Notes or the Security Documents, protest, notice and all demands whatsoever, (ii) any right of subrogation, reimbursement, exoneration, contribution or indemnification in respect of any Obligations guaranteed hereby and (iii) any claim or other rights that it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence or performance of its Obligations under the Guaranty, including, without limitation, any right to participate in any claim or remedy of a Holder against the Company or any of its Subsidiaries or any Collateral that a Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, and including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of such claim or other rights.

     If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, any other Subsidiary of the Company or any other obligor

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under this Indenture, the Notes or the Security Documents, trustee, liquidator, or other similar official, any amount paid by the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, the Notes or the Security Documents to the Trustee or such Holder, the Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Pursuant to the supplemental indenture, each Guarantor shall agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of the Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those Obligations as provided in
Section 6.2, those Obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of the Guaranty.

SECTION 10.8.  LIMITATION ON GUARANTOR'S LIABILITY.

     Each Guarantor shall, by supplemental indenture, confirm, and by its acceptance hereof each Holder hereby confirms, that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Holders and the Guarantors shall irrevocably agree that the obligations of each Guarantor under its Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty, result in the Obligations of such Guarantor under the Guaranty not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

SECTION 10.9.  RIGHTS UNDER THE GUARANTY.

     (a) No payment by any Guarantor pursuant to the provisions hereof shall entitle such Guarantor to any payment out of any Collateral or give rise to any claim of the Guarantors against the Trustee or any Holder.

     (b) Each Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on the Guaranty.

     (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantors of their obligations hereunder) that any Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Guarantor.

     (d) Each Guarantor shall pay all costs, expenses and fees, including all reasonable attorneys' fees and expenses, that may be incurred by the Trustee in enforcing

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or attempting to enforce the Guaranty or protecting the rights of the Trustee or the Holder, if any, in accordance with this Indenture.

SECTION 10.10. PRIMARY OBLIGATIONS.

     The Obligations of each Guarantor under its supplemental indenture shall constitute a guaranty of payment and not of collection. Each Guarantor shall agree that it is directly liable to each Holder hereunder, that the Obligations of such Guarantor hereunder are independent of the Obligations of the Company or any other Guarantor, and that a separate action may be brought against such Guarantor, whether such action is brought against the Company or any other Guarantor or whether the Company or any other Guarantor is joined in such action. Each Guarantor shall agree that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Company or any other Guarantor, or the enforcement of any lien or realization upon any security Trustee may at any time possess. Each Guarantor shall agree that any release that may be given by the Trustee or the Holders to the Company or any other Guarantor shall not release such Guarantor.

SECTION 10.11. RELEASE OF GUARANTORS.

     If all of the Capital Stock of any Guarantor is sold to a Person (other than the Company or any of its Restricted Subsidiaries) and the Net Proceeds from such Asset Sale are used in accordance with Section 4.10, then such Guarantor will be released and discharged from all of its obligations under its Guaranty of the Notes and this Indenture.

SECTION 10.12. GUARANTEE OF ARCHIBALD CANDY (CANADA) AND LS HOLDINGS.

     Each of Archibald Candy (Canada) and LS Holdings unconditionally guarantees all of the Company's obligations as set forth in Section 10.7 of this Indenture, and each such Guarantor agrees to all provisions of this Indenture applicable to it, including, but not limited to, the provisions set forth in Sections 10.6, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12 of this Indenture, which provisions shall be applicable to and bind each such Guarantor without the need for any supplemental indenture.

                                   ARTICLE 11
                                  SUBORDINATION

SECTION 11.1.  AGREEMENT TO SUBORDINATE.

     The Company agrees, and each Holder by accepting a Note agrees (i) that the Indebtedness evidenced by the Notes and any Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and (ii) all security interests and other liens securing payment of the Notes or guaranty thereof are and shall be subordinate, to the fullest extent permitted by law and as hereinafter set forth, to the security interests and other liens securing the Senior Debt notwithstanding the perfection, order of perfection or

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failure to perfect, any such security interest or other lien, or the filing or recording, order of filing or recording or failure to file or record this agreement or any instrument or other document in any filing or recording office in any jurisdiction. The Trustee and each Holder agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority, availability, or enforceability of any lien or security interest of the holders of the Senior Debt upon any of the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise. For the purposes of this Agreement, the Senior Debt shall not be deemed to have been paid in full ("Indefeasible Repayment") until the obligations of the holders of the Senior Debt to extend additional credit under the Senior Debt Documents has terminated and 90 days have elapsed after the date on which the holders or owners thereof shall have received payment in full of the Senior Debt in cash. The subordination is for the benefit of and enforceable by the holders of Senior Debt. Payments by Guarantors and the liens securing such payments shall be subject to the same restrictions as payments by the Company hereunder and the liens securing such payments.

SECTION 11.2.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

         (i) holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations with respect to the Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not an allowed claim) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive Permitted Junior Securities); and

        (ii) until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which Holders would be entitled but for this Article 11 shall be made to holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities), as their interests may appear.

SECTION 11.3.  DEFAULT ON SENIOR DEBT.

     (a) The Company and each Guarantor may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

         (i) a default in the payment of any principal or other Obligations, upon acceleration or otherwise, with respect to Senior Debt occurs and is

                                      -68-
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     continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

        (ii) a default, other than a payment default, on any Senior Debt occurs and is continuing that then permits holders of such Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to
     Section 11.11 hereof. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days. Notwithstanding the foregoing, there shall be at least 180 consecutive days in each year during which no Payment Blockage Notice shall be in effect.

     (b) The Company may and shall resume payments on and distributions in respect of the Notes:

         (i) in the case of a payment default with respect to Senior Debt, upon the date on which such default is cured or waived in writing by the holders of the Senior Debt; and

        (ii) in the case of a nonpayment default with respect to Senior Debt, upon the earlier of the date on which such nonpayment default is cured or waived in writing by the holders of the Senior Debt, or 180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated;

if this Article 11 otherwise permits the payment or distribution at the time of such cure or waiver.

SECTION 11.4.  ACCELERATION OF NOTES; REMEDIES; AMENDMENTS.

     (a) The Trustee shall provide the holders of Senior Debt with written notice ten (10) Business Days prior to accelerating the payment of the Notes because of an Event of Default.

     (b) The Trustee and each Holder agrees for the benefit of the holders of the Senior Debt that so long as any of the Senior Debt is outstanding or any commitment under the Senior Debt Documents shall be in effect, neither the Trustee nor the Holder of any Note shall take, or shall consent to the Company taking, any action to sell, transfer, foreclose or realize on, or exercise any rights or remedies whatsoever in respect of, any of the Collateral without the prior written consent of the holders of the Senior Debt in each instance. The holders of the Senior Debt shall have the sole and exclusive right (i) to manage, perform, and enforce the terms of the Senior Debt Documents with respect to the Collateral and to exercise and enforce all privileges and rights thereunder in their discretion, including, without limitation, the exclusive right to take or retake control or possession of Collateral and to hold, prepare for sale, process, sell, license, dispose of, or liquidate Collateral, and (ii) to restrict or permit, or approve or disapprove, the sale,

                                      -69-
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transfer or other disposition of the Collateral. If the holders of the Senior
Debt shall consent to any use, sale or lease of any Collateral, each of the Trustee and the Holders (x) shall not object to such use, sale or lease of such Collateral, (y) shall be deemed to have consented to such use, sale or lease of such Collateral, and (z) shall (immediately upon the written request of the holders of the Senior Debt) consent in writing to such use, sale or lease of such Collateral. In case there shall exist either (A) an Event of Default or (B) an "Event of Default," event of default or other similar event under any Senior Debt Document, the holders of the Senior Debt shall retain the sole right to exercise (I) the rights of a "secured party" in respect of the Collateral, whether under law, including, without limitation, the Uniform Commercial Code, under any Senior Debt Document and under any agreement, instrument or other document relating to the Collateral or any of the foregoing or otherwise and
(II) the rights of the mortgagee under any mortgage or otherwise in respect of the Collateral. Each of the Trustee and the Holders hereby agrees that any Collateral and all payments or distributions upon or with respect to any Collateral (including proceeds thereof) which is received by the Trustee or any Holder in a foreclosure or similar proceeding shall be received in trust for the benefit of the holders of the Senior Debt, shall be segregated from other funds and property held by the Trustee or such Holder, and shall be forthwith turned over to the holders of the Senior Debt in the same form received (with any necessary endorsement) to be applied (in the case of cash) to or held as Collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Senior Debt until the Senior Debt shall have been Indefeasibly Repaid and all commitments thereunder shall have terminated or expired.

     (c) In the event the holders of the Senior Debt consent to any sale, transfer or other disposition of any of the Collateral, or sell, transfer or otherwise dispose of any of the Collateral at a time when there shall exist either (A) an Event of Default, or (B) an "Event of Default," event of default or other similar event under any Senior Debt Document (whether prior to, during or after an insolvency proceeding), such sale, transfer or other disposition shall be effective to transfer such Collateral free of any security interest, lien, claim or encumbrance of the Trustee or the Holders in such Collateral and the Trustee shall take such action and execute such documents as shall be necessary to effect the foregoing. The sole right of the Trustee and the Holders with respect to the Collateral shall be to receive the proceeds thereof after the payment in full and in cash of all Senior Debt.

     (d) The Trustee and each Holder acknowledges and agrees with the holders of the Senior Debt that it shall have no right to require any holder of Senior Debt to consult with, or solicit the approval of, the Trustee or any Holder in connection with any sale, transfer or other disposition of any of the Collateral, including, without limitation, any such transaction during a proceeding of the type described in Section 11.2. The Trustee and each Holder agrees (i) to take no action to challenge, restrain or prevent the consummation of any such transaction, and (ii) to execute and deliver promptly to the holders of the Senior Debt all agreements, instruments and other documents reasonably requested by such holder of Senior Debt in connection with any such transaction.

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     (e)  The Trustee and each Holder agrees that if the holders of the Senior
Debt amend, waive or otherwise modify, or grant any consent with respect to, any provision (other than the amount due) of any security document constituting a Senior Debt Document, the Trustee and the Holders of the Notes shall amend, waive or otherwise modify, or grant its consent with respect to, the applicable provision of the corresponding Note Document, and the Trustee shall execute and deliver promptly upon request by the Holders of the Senior Debt an amendment, waiver, consent or other modification, in form and substance similar to the amendment, waiver, consent or modification executed and delivered by the Holders of the Senior Debt, duly executed on behalf of the Holders of the Notes. In addition, neither the Trustee nor the Holders will (i) direct the Company to execute and deliver any agreement, instrument or other document, or to take, or not to take, any action, in any case in connection with any Note Document, in a manner inconsistent with this Agreement, or (ii) exercise any other rights or remedies in respect of the Collateral (including, without limitation, any rights in respect of insurance proceeds, any right to notify account debtors or obligors under any receivables, or otherwise) in a manner inconsistent with this Agreement.

SECTION 11.5.  WHEN DISTRIBUTION MUST BE PAID OVER.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (except the Holders of Notes may receive and retain Permitted Junior Securities) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 11.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt upon their written request as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment for all Obligations with respect to the Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

SECTION 11.6.  AMENDMENTS.

     An amendment under Article 11 hereof may not make any change that adversely affects the rights under this Article 11 of any holder of Senior Debt then outstanding without the written consent of the holders of such Senior Debt (or any group or representative thereof authorized to give consent). After an amendment under this Article 11 becomes effective, the Company shall mail to Holders and the holders of the Senior Debt a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair of affect the validity of an amendment under this
Article 11.

SECTION 11.7.  SUBROGATION.

     After all Senior Debt is paid in full and in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness

PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 11.8.  RELATIVE RIGHTS.

     This Article 11 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

        (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt.

     The failure by the Company because of a provision in this Article 11 to pay principal of or interest on a Note on the due date, shall not be construed as preventing a Default or Event or Default. Nothing in this Article 11 shall have any effect on the right of Holders or the Trustee to accelerate Notes.

SECTION 11.9.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

     No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 11.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11. RIGHT OF TRUSTEE AND PAYING AGENT.

     Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 11. Only the Company, a Representative or the holder of a majority of the outstanding Senior Debt (or agent thereof) may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12. AUTHORIZATION TO EFFECT SUBORDINATION.

     Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 11.13. COVENANTS.

     So long as any Senior Debt shall remain outstanding, neither the Trustee nor any Holder will, without the prior written consent of the holders of the Senior Debt:

     (a) (i) cancel or otherwise discharge any obligation under the Notes or reduce the amount secured by, or release, any security interest or other lien securing any Obligation under the Notes (except upon payment in full and in cash of the Senior Debt); (ii) subordinate any Obligation under the Notes to any indebtedness of the Company other than the Senior Debt or (iii) subordinate any security interest or other lien securing the Obligations under the Notes to any security interest or other lien in favor or any person other than the holders of the Senior Debt;

     (b) permit the terms of the Notes to be amended or otherwise modified in any respect reasonably likely to be adverse in any material respect to the holders of the Senior Debt;

     (c) (i) except to the extent permitted by Section 11.4, declare any or all of the Obligations under the Notes due and payable prior to the date fixed therefor or (ii) realize upon, or otherwise exercise any remedies with respect to, any collateral securing any of the Obligations under the Notes; or

     (d) in their capacity as Holders, commence, or join with any creditor other than the holders of the Senior Debt in commencing, any proceeding referred to in Section 11.2 hereof.

SECTION 11.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to the Holders or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1.  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 12.2.  NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

     If to the Company:

     Archibald Candy Corporation
     1137 W. Jackson Boulevard
     Chicago, Illinois 60607
     Attention: President
     Telecopier No.: (312) 243-3992

     If to Archibald Candy (Canada):

     Archibald Candy (Canada) Corporation
     1137 W. Jackson Boulevard
     Chicago, Illinois 60607
     Attention: President
     Telecopier No.: (312) 243-3992

     If to LS Holdings:

     Laura Secord Holdings Corp.
     1137 W. Jackson Boulevard
     Chicago, Illinois 60607
     Attention: President
     Telecopier No.: (312) 243-3992

     If to the Trustee:

     BNY Midwest Trust Company
     2 North LaSalle Street, Suite 1020
     Chicago, IL 60602
     Attention: Corporate Trust Administration
     Telecopier No.: (312) 827-8542

     The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by a Responsible Officer of the Trustee.

     Any notice or communication to a Holder shall be mailed by first-class mail, postage pre-paid, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

SECTION 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 12.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with,

PROVIDED that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

SECTION 12.6.  RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7.  LEGAL HOLIDAYS.

     If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.8.  NO RECOURSE AGAINST OTHERS.

     No director, officer, employee, incorporator, shareholder or controlling person of the Company or any Guarantor as such, shall have any liability for any obligations of the Company under the Notes, this Indenture, the Security Documents, any Guaranty or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

SECTION 12.9.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

SECTION 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11. SUCCESSORS.

     All agreements of the Company and any Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. SEVERABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13. COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14. TABLE OF CONTENTS, HEADING, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                   ARCHIBALD CANDY CORPORATION


                                   By: /s/ Ted A. Shepherd
                                      -----------------------------
                                   Name: Ted A. Shepherd
                                   Title: President and Chief Executive Officer

                                   LAURA SECORD HOLDINGS CORP., as
                                   a Guarantor


                                   By: /s/ Ted A. Shepherd
                                      -----------------------------
                                   Name: Ted A Shepherd
                                   Title: President and Chief Executive Officer


                                   ARCHIBALD CANDY (CANADA)
                                   CORPORATION, as a Guarantor


                                   By: /s/ Ted A. Shepherd
                                      -----------------------------
                                   Name: Ted A Shepherd
                                   Title: President and Chief Executive Officer


                                   BNY MIDWEST TRUST COMPANY, as
                                   Trustee


                                   By: /s/ Mary Callahan
                                      -----------------------------------------
                                   Name: Mary Callahan
                                   Title: Assistant Vice President


                                   By: /s/ J. Bartolini
                                      -----------------------------------------
                                   Name: J. Bartolini
                                   Title: Vice President

                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                               (Front of Security)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS IN RELIANCE ON
SECTION 1145 OF THE UNITED STATES BANKRUPTCY CODE. TO THE EXTENT THAT ANY PORTION OF THIS NOTE IS HELD BY AN "AFFILIATE" OF THE COMPANY AS DEFINED BY RULE 144 OF THE SECURITIES ACT, NEITHER SUCH PORTION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN SUCH PORTION MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.(1)

                           ARCHIBALD CANDY CORPORATION
                          10% SECURED SUBORDINATED NOTE
                                    DUE 2007

     NO.                        $_________________
     CUSIP NO.

     Archibald Candy Corporation, a Delaware corporation (the "Company"), as obligor, for value received promises to pay to ______________ or registered
assigns, the principal sum of [       ] Dollars on November 1, 2007. Interest
Payment Dates: January 1 and July 1 and on the maturity date. Record Dates:
December 15 and June 15 (whether or not a Business Day).

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

----------
     (1) Legend only to be applied to Restricted Securities and to be promptly removed upon delivery to the Company and its transfer agent of a letter from the Holder's counsel stating that the Holder of such Note is no longer an "affiliate" of the Company as defined by Rule 144 of the Securities Act.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                                Dated:______________

                                                ARCHIBALD CANDY CORPORATION

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


Trustee's Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

BNY MIDWEST TRUST COMPANY, as Trustee


By:
   -----------------------------
   Authorized Signature


Dated:______________

                                                                  EXECUTION COPY

                               (Back of Security)

                          10% SECURED SUBORDINATED NOTE
                                    DUE 2007

     1. INTEREST. Archibald Candy Corporation, a Delaware corporation (the "Company"), as obligor, promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

     The Company shall pay interest on the principal amount of this Note, at the rate of 10% per annum. The Company shall pay interest semi-annually on January 1 and July 1 of each year, and on the maturity date, commencing on January 1, 2003, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). On or prior to November 1, 2005, the Company may elect, in the judgment of its Board of Directors, to make all or a portion of each such interest payment in cash or by issuing a new promissory note (a "PIK Note") in the form of this Note with a principal amount, in each case, equal to the amount of interest that the Holder of this Note was due on the Interest Payment Date and which the Company has elected to pay by issuance of the PIK Note. If the Company desires to make such interest payment by issuance of a PIK Note, the Company shall follow the procedures set forth in Section 2.14 of the Indenture (as defined below). Upon issuance of a PIK Note, such PIK Note shall be subject to the terms of the Indenture and shall be treated as a "Note" thereunder.

     Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 1, 2002. To the extent lawful, the Company shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company shall pay principal and interest (subject to Section 1 above) in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check to a Holder's registered address, PROVIDED, that all payments with respect to Global Notes and certificated notes, the Holders of which have given wire transfer instructions to the Company and the paying agent, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 1, 2002 (the "Indenture") among the Company and BNY Midwest Trust Company, as the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Notes are limited to $50,000,000 in aggregate principal amount, subject to the issuance of PIK Notes in accordance with Section 1 hereof.

     5. OPTIONAL REDEMPTION. At any time following the Issue Date and in accordance with the procedures established by Article 3 of the Indenture, the Company may, at its option, redeem the Notes, in whole or in part, by paying to the holders thereof the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such Notes.

     6. MANDATORY REDEMPTION. There shall be no mandatory redemption of the Notes.

     7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1 and integral multiples of $1. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Company need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

     9. AMENDMENTS AND WAIVERS. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment defaults) or compliance with any provision of the Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights under the Indenture of any Holder, to release any Guarantee of the Notes permitted to be released under the terms of the Indenture or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     10. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to the Company and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations set forth in the Indenture, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

     11. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     12. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, shareholder or controlling person of the Company or Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

     13. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     15. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     16. GOVERNING LAW. This Note shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Archibald Candy Corporation, 1137 West Jackson Boulevard, Chicago, Illinois 60607, Attention:
President.

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:______________________


                              Your Signature:
                                             -----------------------------------

                                             (Sign exactly as your name appears

                                                       on the face of this Note)


Signature Guarantee*

----------
*  NOTICE:  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

            (1) The Securities Transfer Agent Medallian Program (STAMP);
            (2) The New York Stock Exchange Medallian Program (MSP);
            (3) The Stock Exchange Medallian Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):
$______________


Date:_________________


                              Your Signature:
                                             --------------------------------
                                             (Sign exactly as your name appears

                                                       on the face of this Note)


Signature Guarantee*

----------
*  NOTICE:  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

            (1) The Securities Transfer Agent Medallian Program (STAMP);
            (2) The New York Stock Exchange Medallian Program (MSP);
            (3) The Stock Exchange Medallian Program (SEMP).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(2)

     The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                Principal Amount of
                    Amount of decrease    Amount of Increase    this Global Note
                    in Principal Amount   in Principal Amount   following such           Signature of authorized
Date of Exchange    of this Global Note   of this Global Note   decrease (or increase)   officer or Trustee




----------
     (2) This paragraph should be included only if the Note is issued in global form.

                                    EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES
Re: 10% Secured Subordinated Notes due 2007 (the "Notes") of Archibald Candy Corporation

This Certificate relates to $______ principal amount of Notes held in * / /

book-entry or * / / definitive form by _____________________ (the "Transferor").

The Transferor, by written order, has requested the Trustee:

     / / to deliver in exchange for its beneficial interest in the Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     / / to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

     / / is being acquired for the Transferor's own account, without transfer;

     / / is being transferred pursuant to an effective registration statement;

     / / is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

     / / is being transferred to an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.**

     / / is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;***

     / /     is being transferred pursuant to Rule 144 under the Securities
             Act;*** or

     / / is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain: _________
             ___________________________________________________________________
             _____________).***

                           [INSERT NAME OF TRANSFEROR]
                           By:
                              --------------------------

Date:____________________
     *    Check applicable box.
     ** If this box is checked, this certificate must be accompanied by a transferee letter of representations.
     *** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                    EXHIBIT C

                                    GUARANTY

     For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successor or additional Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.8 of the Indenture, each Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents or the Obligations thereunder, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Sections 6.1(9) or (10) of the Indenture), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise,
(b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations under the Indenture, the Notes or the Security Documents, all in accordance with the terms set forth in the Indenture, the Notes and the Security Documents, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Notwithstanding anything to the contrary contained herein, this Guaranty is, and at all times shall be, subject to the subordination provisions of
Article 11 of the Indenture.

     No director, officer, employee, incorporator, stockholder or controlling person of the Guarantor, as such, shall have any liability under this Guaranty for any obligations of the Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.

                                                                  EXECUTION COPY

                                  SCHEDULE 1.1

SITE                            ADDRESS                         CITY                    COUNTY                      STATE
 NO.
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
None             1121-1135 W. Van Buren                  Chicago             Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
None             1137 W. Jackson                         Chicago             Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
103              1101 W. Jackson                         Chicago             Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
190              5543 S. Harlem                          Chicago             Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
201              6351 W. 95th Street                     Oak Lawn            Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
203              10700 S. Cicero                         Oak Lawn            Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
208              14701 S. Cicero                         Midlothian          Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
211              1001 E. 162nd Street                    South Holland       Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
213              17245 W. Torrence                       Lansing             Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
216              18101 S. Halsted                        Homewood            Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
239              3536 W. Dempster                        Skokie              Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
240              10066 Skokie Blvd.                      Skokie              Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
248              7001 N. Lincoln                         Lincolnwood         Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
277              201 S. Main Street                      Mt. Prospect        Cook                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
388              2205 Ogden Avenue                       Downers Grove       DuPage                         IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
395              107 E. North Avenue                     Carol Stream        DuPage                         IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
396              555 W. Lake Street                      Addison             DuPage                         IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
397              358 W. Irving Park Road                 Wooddale            DuPage                         IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
398              620 Roosevelt Road                      Glen Ellyn          DuPage                         IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
410              402 S. Neil                             Champaign           Champaign                      IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
448              200 Virginia Street                     Crystal Lake        McHenry                        IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
461              102 N. Lake Street                      Aurora              Kane                           IL
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
530              7327 Little River Turnpike              Annandale           Fairfax                        VA
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
613              8045 Broadway                           Merrillvillle       Lake                           IN
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
614              3949 Ridge Road                         Highland            Lake                           IN
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
617              102 Highway 20                          Michigan City       LaPorte                        IN
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
816              7309 Frankford Avenue                   Philadelphia        Philadelphia                   PA
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
None             1694 Winchester Road                    Bensalem            Bucks                          PA
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
841              9 Kings Highway West                    Haddonfield         Camden                         NJ
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
875              501 W. 14 Mile Road                     Madison Heights     Oakland                        MI
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
878              4037 W. Saginaw                         Lansing             Eaton                          MI
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------

SITE                            ADDRESS                         CITY                    COUNTY                      STATE
 NO.
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
880              3355 28th Street SE                     Grand Rapids        Kent                           MI
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
890              865 Capital, SW                         Battle Creek        Calhoun                        MI
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
894              6012 W. Westnedge                       Portage             Kalamazoo                      MI
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------
895              2909 S. Niles Road                      St. Joseph          Berrien                        MI
---------------- --------------------------------------- ------------------- ------------------------------ -----------------------

  35 Owned Sites:   IL = 22 Sites = 5 Counties  VA = 1 Site = 1 County
                    MI = 6 Sites = 6 Counties   NJ = 1 Site = 1 County

                    IN = 3 Sites = 2 Counties
                    PA = 2 Sites = 2 Counties

                                       -2-